                                                          Exhibit No. EX-99.a.11

                      DFA INVESTMENT DIMENSIONS GROUP INC.

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

     DFA INVESTMENT  DIMENSIONS  GROUP INC., a Maryland  corporation  having its principal office in Baltimore,  Maryland  (hereinafter called the "Corporation")
and registered  under the Investment  Company Act of 1940, as amended (the "1940
Act"),  as an open-end  management  investment  company,  hereby  certifies,  in accordance  with the  requirements  of Section 2-208 and Section  2-208.1 of the
Maryland  General  Corporation  Law, to the State  Department of Assessments and
Taxation of Maryland that:

     FIRST: The Corporation  currently has the authority to issue a total of Ten
Billion  (10,000,000,000)  shares of stock, with a par value of One Cent ($0.01)
per  share,  having  an  aggregate  par  value of One  Hundred  Million  Dollars
($100,000,000), all of which shall be considered common stock. The allocation of shares of common  stock to each of its  forty-three  existing  classes of common stock (each a "Class" and collectively, the "Classes") is as follows:

                                                           Number of Shares of
                                                         Common Stock (par value
                                                            $0.01 per share)
                   Class Designation                            Allocated

The U.S. Large Company Portfolio Shares                        200,000,000

U.S. Micro Cap Portfolio Shares                                500,000,000

The DFA One-Year Fixed Income Portfolio Shares                 400,000,000

The DFA Five-Year Government Portfolio Shares                  150,000,000

The United Kingdom Small Company Portfolio Shares              70,000,000

The Japanese Small Company Portfolio Shares                    50,000,000

The Continental Small Company Portfolio Shares                 50,000,000

The DFA Intermediate Government Fixed Income Portfolio         100,000,000
     Shares

The DFA Five-Year Global Fixed Income Portfolio Shares         350,000,000

Asia Pacific Small Company Portfolio Shares                    50,000,000

The Large Cap International Portfolio Shares                   150,000,000

U.S. Small Cap Portfolio Shares                                250,000,000

U.S. Small Cap Value Portfolio Shares                          500,000,000

The U.S. Large Cap Value Portfolio Shares                      350,000,000

The DFA Real Estate Securities Portfolio Shares                150,000,000

LWAS/DFA International High Book to Market Portfolio           100,000,000
     Shares

The Emerging Markets Portfolio Shares                          200,000,000

DFA International Small Cap Value Portfolio Shares             450,000,000

VA Large Value Portfolio Shares                                50,000,000

VA Global Bond Portfolio Shares                                50,000,000

VA Small Value Portfolio Shares                                50,000,000

VA International Value Portfolio Shares                        50,000,000

VA International Small Portfolio Shares                        50,000,000

The VA Short-Term Fixed Portfolio Shares                       50,000,000

Enhanced U.S. Large Company Portfolio Shares                   100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares              400,000,000

International Small Company Portfolio Shares                   350,000,000

Emerging Markets Small Cap Portfolio Shares                    100,000,000

U.S. Small XM Value Portfolio Shares                           100,000,000

Emerging Markets Value Portfolio Shares                        200,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares              200,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                    100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares             250,000,000

Tax-Managed DFA International Value Portfolio Shares           200,000,000

Tax-Managed U.S. Equity Portfolio Shares                       150,000,000

DFA Short-Term Municipal Bond Portfolio Shares                 100,000,000

Emerging Markets Core Equity Portfolio Shares                  100,000,000

U.S. Core Equity 1 Portfolio Shares                            100,000,000

U.S. Core Equity 2 Portfolio Shares                            100,000,000

U.S. Vector Equity Portfolio Shares                            100,000,000

International Core Equity Portfolio Shares                     100,000,000

Emerging Markets Social Core Portfolio Shares                  100,000,000

DFA Inflation-Protected Securities Portfolio Shares            100,000,000

     In addition, 2,680,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

     SECOND:  The Board of Directors of the Corporation has adopted a resolution classifying  and  allocating  One Hundred  Million  (100,000,000)  shares of the unallocated  and unissued common stock of the  Corporation,  with a par value of
One Cent ($0.01) per share,  to a new class of common stock  designated  as "DFA
International Real Estate Securities Portfolio Shares."

     THIRD:  Following the aforesaid  classification  and allocation,  the total number of shares of common stock which the Corporation is authorized to issue is
Ten Billion  (10,000,000,000)  shares,  with a par value of One Cent ($0.0l) per share and an aggregate par value of One Hundred Million Dollars  ($100,000,000), and the allocation of shares to each of the forty-four Classes is as follows:

                                                           Number of Shares of
                                                         Common Stock (par value
                                                            $0.01 per share)
                   Class Designation                            Allocated

The U.S. Large Company Portfolio Shares                        200,000,000

U.S. Micro Cap Portfolio Shares                                500,000,000

The DFA One-Year Fixed Income Portfolio Shares                 400,000,000

The DFA Five-Year Government Portfolio Shares                  150,000,000

The United Kingdom Small Company Portfolio Shares              70,000,000

The Japanese Small Company Portfolio Shares                    50,000,000

The Continental Small Company Portfolio Shares                 50,000,000

The DFA Intermediate Government Fixed Income Portfolio         100,000,000
     Shares

The DFA Five-Year Global Fixed Income Portfolio Shares         350,000,000

Asia Pacific Small Company Portfolio Shares                    50,000,000

The Large Cap International Portfolio Shares                   150,000,000

U.S. Small Cap Portfolio Shares                                250,000,000

U.S. Small Cap Value Portfolio Shares                          500,000,000

The U.S. Large Cap Value Portfolio Shares                      350,000,000

The DFA Real Estate Securities Portfolio Shares                150,000,000

LWAS/DFA International High Book to Market Portfolio           100,000,000
     Shares

The Emerging Markets Portfolio Shares                          200,000,000

DFA International Small Cap Value Portfolio Shares             450,000,000

VA Large Value Portfolio Shares                                50,000,000

VA Global Bond Portfolio Shares                                50,000,000

VA Small Value Portfolio Shares                                50,000,000

VA International Value Portfolio Shares                        50,000,000

VA International Small Portfolio Shares                        50,000,000

The VA Short-Term Fixed Portfolio Shares                       50,000,000

Enhanced U.S. Large Company Portfolio Shares                   100,000,000

DFA Two-Year Global Fixed Income Portfolio Shares              400,000,000

International Small Company Portfolio Shares                   350,000,000

Emerging Markets Small Cap Portfolio Shares                    100,000,000

U.S. Small XM Value Portfolio Shares                           100,000,000

Emerging Markets Value Portfolio Shares                        200,000,000

Tax-Managed U.S. Small Cap Value Portfolio Shares              200,000,000

Tax-Managed U.S. Small Cap Portfolio Shares                    100,000,000

Tax-Managed U.S. Marketwide Value Portfolio Shares             250,000,000

Tax-Managed DFA International Value Portfolio Shares           200,000,000

Tax-Managed U.S. Equity Portfolio Shares                       150,000,000

DFA Short-Term Municipal Bond Portfolio Shares                 100,000,000

Emerging Markets Core Equity Portfolio Shares                  100,000,000

U.S. Core Equity 1 Portfolio Shares                            100,000,000

U.S. Core Equity 2 Portfolio Shares                            100,000,000

U.S. Vector Equity Portfolio Shares                            100,000,000

International Core Equity Portfolio Shares                     100,000,000

Emerging Markets Social Core Portfolio Shares                  100,000,000

DFA Inflation-Protected Securities Portfolio Shares            100,000,000

DFA International Real Estate Securities Portfolio             100,000,000
     Shares

     In addition, 2,580,000,000 shares of common stock of the Corporation remain unallocated and undesignated.

     FOURTH:  A  description  of the  shares  of each  Class  of  shares  of the
Corporation,  with the preferences,  conversion and other rights, voting powers,
restrictions,   limitations  as  to  dividends,  qualifications  and  terms  and conditions  of  redemption  as set or changed by the Board of  Directors  of the
Corporation, is as follows:

     The holders of each share of stock of the Corporation  shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock then standing in his or her name in the books of the  Corporation,  and on any matter submitted to the vote of shareholders,  all shares of the Corporation then issued and  outstanding  and entitled to vote,  irrespective  of the Class, shall be voted in the aggregate  and not by Class,  except:  (1) when  otherwise expressly provided by the Maryland General Corporation Law; (2) when required by the 1940 Act, shares shall be voted by Class;  and (3) when a matter to be voted upon does not affect any interest of a particular  Class, then only shareholders of the affected Class or Classes shall be entitled to vote thereon.

     Each Class of stock of the Corporation shall have the following preferences and special rights, restrictions, and limitations:

     (1) All consideration  received by the Corporation for the issue or sale of stock of each Class, together with all income,  earnings,  profits, and proceeds thereof,  and any  funds  or  payments  derived  from any  reinvestment  of such proceeds in whatever form the same may be, shall irrevocably belong to the Class of shares of stock with  respect to which such  assets,  payments  or funds were received by the  Corporation  for all  purposes,  subject  only to the rights of creditors.

     (2)  Dividends  or  distributions  on  shares  of any  Class of  stock  and redemptions  of any Class of stock shall be paid only out of earnings,  surplus, or other lawfully available assets belonging to such Class.

     (3) The Corporation may deduct from the proceeds of redemption of shares of each such Class of stock  (other than shares of The DFA  One-Year  Fixed  Income
Portfolio Shares) the cost incurred in liquidating  investment securities to pay redemptions in cash as set forth in the By-Laws.

     (4) In the event of the  liquidation  or  dissolution  of the  Corporation, shareholders of each Class shall be entitled to receive,  as a Class, out of the assets of the Corporation available for distribution to shareholders,  but other than general assets not belonging to any particular  Class of stock,  the assets belonging to such Class;  and the assets so distributable to the shareholders of any Class shall be  distributed  among such  shareholders  in  proportion to the asset value of the  respective  Classes.  In  addition,  such  holders  shall be entitled to receive their proportionate share of assets of the Corporation which do not belong solely to any particular  Class of shares of stock,  as determined by the Board of Directors.

     (5) The assets  belonging  to any Class of stock shall be charged  with the liabilities in respect to such Class, and shall also be charged with their share of the general  liabilities  of the  Corporation  as  determined by the Board of
Directors, such determination shall be conclusive for all purposes.

     FIFTH:  The shares aforesaid have been duly classified and allocated by the
Board of  Directors  pursuant  to  authority  contained  in the  charter  of the
Corporation.

     SIXTH: The undersigned Vice President  hereby  acknowledges  these Articles
Supplementary  to the Charter to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice
President  acknowledges  that,  to the best of her  knowledge,  information  and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF,  the Corporation has caused these Articles to be signed in its name and on its  behalf  by its Vice  President  and  attested  to by its
Assistant Secretary on this 20th day of November, 2006.

ATTEST:                           DFA INVESTMENT DIMENSIONS GROUP INC.

By:    /s/Valerie A. Brown        By:    /s/Catherine L. Newell
       Valerie A. Brown                  Catherine L. Newell
       Assistant Secretary               Vice President